Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation
2201 Park Place, Suite 101
El Segundo, CA 90245

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. -139210, -145855 and -176326) of Ironclad Performance Wear Corporation of our report dated March 13, 2013 relating to the consolidated financial statements for the years ended December 31, 2012 and 2011, which appear in this Form 10-K.

/s/  EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 13, 2013